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                                                                      EXHIBIT 15

                                POWER OF ATTORNEY

The undersigned directors and officers of Farmers New World Life Insurance Company, a Washington corporation (the "Company"), hereby constitute and appoint
C. Paul Patsis, Paul G. Secord, David A. Demmon, and M. Douglas Close, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to the variable annuity contracts to be issued through the Farmers Annuity Separate Account A: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date set forth below.

NAME                                TITLE                              DATE
----                                -----                              ----
/s/ C. Paul Patsis                  President and Director             July 27, 1999
-------------------------
C. Paul Patsis


/s/ David A. Demmon                 Assistant Vice President and       July 20, 1999
-------------------------           Treasurer
David A. Demmon

/s/ Richard E. Bangert              Director                           July 20, 1999
-------------------------
Richard E. Bangert

/s/ Donald J. Covey                 Director                           July 20, 1999
-------------------------
Donald J. Covey

/s/ Martin D. Feinstein             Director                           July 20, 1999
-------------------------
Martin D. Feinstein

/s/ Paul N. Hopkins                 Director                           July 20, 1999
-------------------------
Paul N. Hopkins

/s/ Dennis I. Okamoto               Director                           July 20, 1999
-------------------------
Dennis I. Okamoto

/s/ Keitha T. Schofield             Director                           July 20, 1999
-------------------------
Keitha T. Schofield

/s/ Gary R. Severson                Director                           July 20, 1999
-------------------------
Gary R. Severson

/s/ John F. Sullivan, Jr.           Director                           July 20, 1999
-------------------------
John F. Sullivan, Jr.